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                                                                   EXHIBIT 10.19

                            AIRCRAFT USAGE AGREEMENT

         THIS AIRCRAFT USAGE AGREEMENT ("AGREEMENT") is made and entered into as of the 1st day of September, 2002, by and between C5, L.L.C., a Nevada limited liability company ("C5") and VESTIN GROUP, INC., a Delaware corporation ("VESTIN").

                              W I T N E S S E T H:

         WHEREAS, C5 is the owner of a Citation V jet aircraft bearing tail number 80AB (the "AIRCRAFT"); and

         WHEREAS, Vestin maintains a principal office in Las Vegas, Nevada but conducts business throughout the United States; and

         WHEREAS, Vestin wishes to reserve the use of the Aircraft subject to the terms and conditions set forth below.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. Recitals. The foregoing recitals are incorporated herein as if fully rewritten herein.

         2. Grant of Preferred Right to Use Aircraft. C5 hereby grants to Vestin the right to use the Aircraft during the term of this Agreement upon reasonable advance notice from Vestin. Vestin's right to use the Aircraft shall not be exclusive, but shall be on a preferred basis over any other proposed user. C5 shall make the Aircraft available to Vestin twenty-four (24) hours per day, seven (7) days per week.

         3. Hourly Charge; Monthly Minimum Usage. Vestin shall be charged, each month, at the rate of Three Thousand Dollars ($3,000) per hour for the initial ten (10) hours of use of the Aircraft during each such month; thereafter, Vestin shall be charged at the rate of Two Thousand Five Hundred Dollars ($2,500) per hour. Notwithstanding the foregoing, in consideration of C5 extending preferred status to Vestin hereunder, Vestin shall guarantee C5 a minimum monthly payment equivalent to sixteen (16) hours of usage each month (the "MONTHLY GUARANTEE"), which Monthly Guarantee, together with any direct costs paid by Vestin for the use of the Aircraft shall, upon payment, be credited against Vestin's actual monthly charge for use of the Aircraft to the extent Vestin's actual monthly charge exceeds such Monthly Guarantee and direct costs. Vestin shall remit to C5, in immediately available funds, all monthly charges due hereunder no later than

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the third day of the month immediately following the month for which such charges were incurred.

         4.       C5 Obligations. C5 shall be responsible and pay directly for
(i) the maintenance and upkeep of the Aircraft in accordance with all Federal Aviation Administration rules and regulations, and such other applicable laws, rules and regulations governing or applicable to such Aircraft; (ii) property damage and liability insurance on the Aircraft; (iii) 24-hour availability of duly licensed and certified pilots in good standing to operate the Aircraft;
(iv) all landing, tie-down, tug and hanger fees; (v) all jet fuel expended during Vestin's use of the Aircraft, and (vi) all taxes, whether city, state or federal, incurred by C5 in connection with the ownership, use or operation of the Aircraft.

         5.       Term. The term of this Agreement shall be for a period of one
(1) year (the "INITIAL TERM") from the date hereof; provided, however, this Agreement shall automatically renew for successive periods of one (1) year each (a "RENEWAL PERIOD") unless terminated by either party hereto no less than thirty (30) days prior to the end of the Initial Term or each applicable Renewal Period.

         6. Prevailing Party Fees. In the event of a default of any condition or obligation of this Agreement on the part of any party hereto which results in any legal proceeding, the non-prevailing party shall pay to the prevailing party of the litigation all reasonable costs and expenses of the legal proceeding and any appeal therefrom, including reasonable attorney's fees.

         7. Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. The parties intend that each representation, warranty and covenant contained herein shall have independent significance. If any party has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party has not breached shall not detract from or mitigate the fact that such party is in breach of the first representation, warranty or covenant.

         8. Amendments and Waivers. No oral modification hereof shall be binding upon the parties; all modifications and amendments shall be in writing and signed by the parties. Failure by any party to insist upon or enforce any of its respective rights, benefits or remedies shall not constitute a waiver thereof. Any party hereto may waive the benefit of any provision or condition for such party's benefit contained in this Agreement; provided, however, such a waiver must be specifically expressed in writing.

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         9.       Survival of Agreement. All covenants, representations and
warranties contained in this Agreement or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

         10. Successors and Assigns. All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the heirs, personal representatives, executors, administrators, affiliates, successors and assigns of the parties hereto whether or not so expressed. Except as otherwise expressly provided herein, nothing expressed in or implied from this Agreement is intended to give, nor shall be construed to give, any Person, other than the parties hereto and their permitted successors and assigns, any benefit or legal or equitable right, remedy or claim under or by virtue of this Agreement or any such other document.

         11. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

         12. Counterparts. This Agreement may be executed in two (2) or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

         13. Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement.

         14. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to principles of conflict of laws.

         15. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (a) when delivered personally to the recipient, (b) one (1) Business Day after being sent to the recipient by reputable overnight courier service (charges prepaid), (c) three
(3) Business Days after posting in the United States mail having been mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, or (d) when sent via facsimile if a copy is delivered personally, couriered or mailed to the recipient as set forth above. Such notices, demands and other communications shall be sent to the parties at the addresses indicated below:

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                   If to C5, to:        C5, L.L.C.
                                        2700 W. Sahara Avenue, Fifth Floor
                                        Las Vegas, Nevada 89102
                                        Attention: Ira S. Levine

                   If to Vestin, to:    VESTIN GROUP, INC.
                                        2901 El Camino Avenue, Suite 206
                                        Las Vegas, Nevada 89102
                                        Attention: Lance K. Bradford

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

         16. Complete Agreement. This Agreement embodies the complete agreement and understanding among the parties and supersedes any prior agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first set forth above.

WITNESSES:                 C5:

                           C5, L.L.C., a Nevada limited liability company

                           By: IJAMMM, INC., a Nevada corporation, its Manager

                               By: /s/ Ira S. Levine
________________________           -------------------------------
                                   Name:  Ira S. Levine
                                   Title: President

                           VESTIN:

                           VESTIN GROUP, INC., a Delaware corporation

                           By: /s/ Lance K. Bradford
________________________       -------------------------------
                               Name:  Lance K. Bradford
                               Title: President

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